Exhibit 23(a)
Consent of Independent Registered Public Accounting Firm
Mercantile Bank Corporation
Grand Rapids, Michigan
          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 11, 2009, relating to the consolidated financial statements and the effectiveness of Mercantile Bank Corporation’s internal control over financial reporting, appearing in Mercantile Bank Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Grand Rapids, Michigan March 26, 2009